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                                                                    EXHIBIT i(3)


                               CONSENT OF COUNSEL

                                 AIM SUMMIT FUND


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Summit Fund, which is included in Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-76909), and Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-3443), on Form N-1A of AIM Summit Fund.



                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP

February 16, 2001